Exhibit 99.2

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO

ITEM 8.A.4 OF FORM 20-F

December 9, 2019

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by International General Insurance Holdings Ltd., an exempted company organized under the laws of Bermuda ( “Pubco”), which will include audited financial statements of International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), Pubco represents to the Securities and Exchange Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States, including Dubai (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing its registration statement.

2.	Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the registration statement is impracticable or involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2019 will be available until April 2020.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

By:	/s/ Pervez Rizvi
	Name:	Pervez Rizvi
	Title:	Chief Financial Officer

[Signature page to Item 8.A Representation]